EXHIBIT 9:


                       ARTICLES OF MERGER
                               OF
                   MEDCARE TECHNOLOGIES, INC.
                      a Utah corporation,

                              INTO
                   MEDCARE TECHNOLOGIES, INC.
                    a Delaware corporation,


    Pursuant to the Utah Revised Business Corporation Act S. 16-10a-1105 and Delaware General Corporation Law Section 251, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

       1. Plan of Merger. The plan of merger is set forth on Exhibit A
attached hereto and is incorporated herein by this reference.   Medcare
Technologies, Inc., a Delaware corporation, is the Surviving Corporation.

       2. Outstanding Shares. The number of shares outstanding for each corporation named in the plan of merger was as follows:

           Medcare Technologies, Inc.,
           a Utah corporation                      6,335,185


           Medcare Technologies, Inc.,
           a Delaware corporation                  0


       3. Approvals. The annual meeting of the shareholders of Medcare Technologies, Inc., a Utah corporation, was held on July 18, 1996 and a majority of the shares represented were voted in favor of the plan of merger. There are no shareholders of Medcare Technologies, Inc., a Delaware corporation.

       4. Agreements. The Surviving Corporation hereby agrees that:

      (a) it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the disappearing corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such disappearing corporation against the Surviving Corporation;

      (b) the Utah Secretary of State may accept service in any such proceeding on behalf of the Surviving Corporation, or service may be had on this Corporation's agent as appointed in its application for authority to do business in the state of Utah; and

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      (c) it will pay to any dissenting shareholder of the disappearing corporation the amount, if any, to which such dissenting shareholder may be entitled under the provisions of the Utah Revised Statutes, as amended.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the ____________ day of __________________, 19___.

                                            Medcare Technologies, Inc.,
                                            a Utah corporation


                                            By:
                                            ___________________________________
                                            Harmel S.  Rayat, President

                                            By:
                                            _________________________________
                                            Kundan S.  Rayat, Secretary

                                            Medcare Technologies, Inc.,
                                            a Delaware corporation


                                            By:
                                            __________________________________
                                            Harmel S.  Rayat, President


                                            By:
                                            ___________________________________
                                            Kundan S.  Rayat, Secretary

 STATE OF _____________  )
                         )ss.
 County of ______________)

     On this, the ________________ day of ___________________, 19___, before me, the undersigned Notary Public, personally appeared Harmel S. Rayat and Kundan S. Rayat, the President and Secretary of Medcare Technologies, Inc., a Utah corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                   _____________________________________
                                   Notary Public
My Commission Expires:
_____________________

 STATE OF _____________  )
                         )ss.
 County of ______________)


     On this, the ________________ day of ___________________, 19___, before me, the undersigned Notary Public, personally appeared Harmel S. Rayat and Kundan S. Rayat, the President and Secretary of Medcare Technologies, Inc., a Delaware corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                           ____________________________________
                                           Notary Public

My Commission Expires:

_____________________

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